Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2014, relating to the financial statements, which appears in Vocera Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 14, 2016